Exhibit 99.1

Envivio Reports Second Quarter Fiscal 2014 Financial Results

South San Francisco, Calif. – September 4, 2013 (GLOBE NEWSWIRE) – Envivio (NASDAQ: ENVI), a leading provider of software-based video processing and delivery solutions, today announced financial results for the second quarter of fiscal 2014 ended July 31, 2013.

Financial Highlights

•	Revenue for the second quarter of fiscal 2014 was $11.5 million, compared to $7.5 million in the first quarter of fiscal 2014 and $10.8 million in the second quarter of fiscal 2013.

•	GAAP net loss for the quarter was $2.5 million, or $0.09 per share, compared to GAAP net loss of $4.7 million, or $0.18 per share, in the first quarter of fiscal 2014 and GAAP net loss of $4.3 million, or $0.16 per share, in the second quarter of fiscal 2013.

•	Non-GAAP net loss for the quarter was $1.9 million, or $0.07 per share, compared to non-GAAP net loss of $4.2 million, or $0.16 per share, in the first quarter of fiscal 2014 and non-GAAP net loss of $3.5 million, or $0.13 per share, in the second quarter of fiscal 2013. A reconciliation of the difference between these non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.

“In the second quarter, we began to see the fruits of our efforts to improve sales execution, particularly in North America,” said Julien Signès, President and CEO, Envivio. “We are encouraged by our results, which were principally driven by large orders from two tier 1 North American cable customers, one of which was a new customer. While there remains more to do in improving our sales execution, we are excited by the encouraging growth this quarter in our software business, revenue growth of 55% and gross margin expansion—evidence of the competitiveness of our products and the strengthening market demand for multi-screen applications as well as technologies for personalized TV.”

As of July 31, 2013, Envivio had cash, cash equivalents and short-term investments of $53.0 million.

Business Highlights

•	A new tier 1 US cable customer contributed 30.2% of revenue and an existing tier 1 US cable customer contributed 18.9% of revenue for the Company in the second quarter of fiscal 2014. Additionally, an existing European tier 1 customer accounted for 13.4% of revenue in the second quarter of fiscal 2014.

•	Envivio announced video quality and compression efficiency enhancements to its Envivio Muse™ encoders spanning the full range of codecs, from HEVC (H.265) to MPEG-4 AVC (H.264) and MPEG-2. The enhancements include a joint solution for HEVC streaming to mobile devices and PCs with Pixtree, a decoding and streaming server provider based in Korea, and improved bandwidth efficiency for variable bit-rate (VBR) statistical rate control.

•	Qinhuandao Broadcast Network, part of the Hebei Broadcast Network Group in China, selected encoding software installed on Envivio 4Caster™ G4 appliances to power Qinhuandao’s multi-screen and time-shifted HD/SD TV service for connected TVs, set-top boxes, PCs, tablets and mobile phones.

•	VOLIA, Ukraine’s number one pay TV operator, selected Envivio Muse™ transcoders for its new over-the-top (OTT) Internet TV services. Envivio was selected by VOLIA to help the service provider address the requirements of existing customers viewing content on mobile devices, as well as to provide VOLIA services outside its footprint.

•	At IBC 2013, a key European industry exhibition taking place September 13-17 in Amsterdam, Envivio will showcase a technology demonstration of 4K (Ultra HD) HEVC compression, live services from customers in Belgium and Spain, and personalized TV Anytime solutions.

Conference Call Information

Envivio will host an investor conference call and live webcast today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the second quarter ended July 31, 2013. To access the conference call, dial 877-941-1427, using conference code 4636314. Callers outside the U.S. and Canada should dial 480-629-9664, using conference code 4636314. A replay of the conference call will be available through Wednesday, September 11, 2013. To access the replay, please dial 800-406-7325 and enter pass code 4636314. Callers outside the U.S. and Canada should dial 303-590-3030 and enter pass code 4636314. The live webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This news release dated September 4, 2013 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net loss and non-GAAP net loss per share.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, share-based compensation expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about the increasing market demand for multi-screen applications as well as technologies for personalized TV. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the second quarter of fiscal 2014 are different than the results set forth in this press release, unexpected changes in Envivio’s business, changes in capital spending in the markets Envivio serves, the failure of Envivio’s target markets to develop as anticipated, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in our operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of our sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Product information is intended to outline our general product direction, is not a commitment, promise or legal obligation to deliver any material, code, or functionality, and should not be relied on in making a purchasing decision. The development, release, and timing of any features or functionality described for our products remains at our sole discretion. Envivio reserves the right to modify future product plans at any time. These new software options may be purchased separately when and if available.

About Envivio

Envivio (Nasdaq:ENVI) is a leader in solutions for multi-screen video processing and delivery. Envivio solutions remove the boundaries of traditional television and make the world’s video content universally enjoyable by all viewers, on any device, across any network, at any time. Now in its second decade of developing market-leading video convergence solutions, Envivio powers services for more than 300 content and service provider customers around the world, including eight of the top 10 mobile operators, nine of the top 10 broadband providers and three of the top four US cable operators. Envivio is headquartered in South San Francisco, California and has offices worldwide including France, England, China, Singapore and Japan. Visit www.envivio.com for more information.

Contact:

Envivio

Sarah Lum

pr@envivio.com

+1.650.243.2710

The Blueshirt Group

Investor Relations for Envivio

Alice Kousoum and Cynthia Hiponia

ir@envivio.com

+1.650.243.2702

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

	July 31,	January 31,
	2013	2013
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$52,563	$51,344
Short-term investments	451	3,517
Accounts receivable, net of allowance for doubtful accounts	8,616	8,376
Inventory	296	708
Prepaid expenses and other assets	2,646	2,891
Deferred inventory costs, current	1,019	318

Total current assets	65,591	67,154

Property and equipment, net	4,152	5,003
Other assets	243	216

Total assets	$69,986	$72,373

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$5,809	$4,953
Accrued compensation	4,484	3,395
Accrued liabilities	1,177	1,271
Deferred revenue, current	5,577	3,298

Total current liabilities	17,047	12,917

Deferred revenue, net of current portion	1,136	1,360
Other non-current liabilities	1,567	1,661
Deferred rent	876	874

Total liabilities	20,626	16,812

Stockholders’ equity (deficit):
Common stock	28	27
Additional paid-in capital	153,283	152,168
Accumulated other comprehensive loss	(967)	(868)
Accumulated deficit	(102,984)	(95,766)

Total stockholders’ equity	49,360	55,561

Total liabilities, convertible preferred stock and stockholders’ equity	$69,986	$72,373

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended			Six Months Ended
	(in thousands, except for per share amounts)
	July 31, 2013	April 30, 2013	July 31, 2012	July 31, 2013	July 31, 2012
Revenue
Product	$9,381	$5,669	$8,893	$15,050	$20,545
Professional services and support	2,167	1,793	1,871	3,960	3,634

Total revenue	11,548	7,462	10,764	19,010	24,179

Cost of revenue
Product	3,084	2,276	3,765	5,360	8,527
Professional services and support	560	465	358	1,025	732

Total cost of revenue	3,644	2,741	4,123	6,385	9,259

Gross profit	7,904	4,721	6,641	12,625	14,920

Operating expenses
Research and development	2,439	1,967	2,034	4,406	4,028
Sales and marketing	4,879	5,063	5,628	9,942	11,370
General and administrative	2,942	2,553	3,050	5,495	5,730

Total operating expenses	10,260	9,583	10,712	19,843	21,128

Loss from operations	(2,356)	(4,862)	(4,071)	(7,218)	(6,208)
Interest income, net	13	19	24	32	15
Other income (expense), net	21	(7)	(162)	14	(147)

Loss before provision for income taxes	(2,322)	(4,850)	(4,209)	(7,172)	(6,340)
Income tax provision	157	(111)	69	46	175

Net income (loss)	(2,479)	(4,739)	(4,278)	(7,218)	(6,515)

Net loss attributable to common stockholders	$(2,479)	$(4,739)	$(4,278)	$(7,218)	$(6,515)

Net loss per share of common stock, basic and diluted	$(0.09)	$(0.18)	$(0.16)	$(0.27)	$(0.32)

Shares used in computing net loss per share of common stock, basic and diluted	27,109,942	27,061,498	26,913,125	27,086,507	20,192,392

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)

	Three Months Ended			Six Months Ended
	(in thousands, except for per share amounts)
	July 31, 2013	April 30, 2013	July 31, 2012	July 31, 2013	July 31, 2012
GAAP gross margin	$7,904	$4,721	$6,641	$12,625	$14,920
Stock-based compensation	$1	$1	$2	$2	$3

Non-GAAP gross margin	$7,905	$4,722	$6,643	$12,627	$14,923

GAAP operating expense	$10,260	$9,583	$10,712	$19,843	$21,128
Stock-based compensation	$(548)	$(518)	$(751)	$(1,066)	$(1,440)

Non-GAAP operating expense	$9,712	$9,065	$9,961	$18,777	$19,688

GAAP operating loss	$(2,356)	$(4,862)	$(4,071)	$(7,218)	$(6,208)
Stock-based compensation	$549	$519	$753	$1,068	$1,443

Non-GAAP operating loss	$(1,807)	$(4,343)	$(3,318)	$(6,150)	$(4,765)

GAAP Net loss	$(2,479)	$(4,739)	$(4,278)	$(7,218)	$(6,515)
Stock-based compensation	$549	$519	$753	$1,068	$1,443

Non-GAAP net loss	$(1,930)	$(4,220)	$(3,525)	$(6,150)	$(5,072)

Non-GAAP net loss attributable to common stockholders	$(1,930)	$(4,220)	$(3,525)	$(6,150)	$(5,072)

GAAP net loss per share of common stock, basic and diluted	$(0.09)	$(0.18)	$(0.16)	$(0.27)	$(0.32)
Non-GAAP net loss per share of common stock, basic and diluted	$(0.07)	$(0.16)	$(0.13)	$(0.23)	$(0.25)
Shares used in computing net loss per share of common stock, basic and diluted	27,109,942	27,061,498	26,913,125	27,086,507	20,192,392